Exhibit 10.21

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of April 14, 2009, is by and among PINNACLE GAS RESOURCES, INC., a Delaware corporation, the Lenders from time to time party hereto, and THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent and as Lender.

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement (as amended by that certain Letter Regarding Waiver and Amendment to Credit Agreement dated March 9, 2007, the Second Amendment to Credit Agreement dated as of August 4, 2008, the Third Amendment to Credit Agreement dated as of September 30, 2008, and as further amended and supplemented from time to time, the “Credit Agreement); and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.               Definitions.  Capitalized terms used herein but not defined herein shall have the meanings as given them in the Credit Agreement, unless the context otherwise requires.

Section 2.               Waiver.  (a)  The Administrative Agent and the Lenders hereby waive the requirement in Section 7.15.2 of the Credit Agreement that the Borrower not permit the ratio of its Current Assets to its Current Liabilities to be less than 1.00 to 1.00 for the fiscal quarters ending December 31, 2008, and March 31, 2009.  The waiver in this Section 2(a) is effective only for the fiscal quarters ending December 31, 2008, and March 31, 2009 and not any other fiscal quarter.

(b)           The Administrative Agent and the Lenders hereby waive for the period ending on the effective date (herein the “Waiver Date”) of the Borrowing Base to be established pursuant to Section 2.8.3 of the Credit Agreement in respect of the Reserve Report to be delivered within ninety (90) days after June 30, 2009 pursuant to such Section 2.8.3, the requirements of Section 7.6.2 of the Credit Agreement to the extent and only to the extent that (i) the failure to pay accounts payable within ninety (90) days of the date of the invoice therefor would cause such accounts not to be Permitted Debt and (ii) that the aggregate amount of all such accounts payable not so paid within ninety (90) days of the date of the invoice therefor does not exceed $6,000,000.  The waiver in this Section 2(b) is effective only to the extent that such failure to pay accounts payable causes such accounts payable not to be Permitted Debt and only with respect to the period ending on the Waiver Date and not any other period and only to the extent that the aggregate of all such accounts payable not so paid within ninety (90) days of the date of the invoice therefor does not exceed $6,000,000.

(c)           The Administrative Agent and the Lenders hereby waive for the period ending on the Waiver Date the requirements of Section 7.6.3 of the Credit Agreement that the Borrower pay the trade and other accounts payable within 90 days after the invoice date therefore, provided that this waiver is only effective with respect to trade and other accounts not exceeding $6,000,000 in the aggregate at any time outstanding.  The waiver in this Section 2(c) is effective only with respect to (i) the period ending on the Waiver Date and not any other period and (ii) trade and other accounts not exceeding $6,000,000 in the aggregate at any time outstanding.

(d)           The Administrative Agent and the Lenders hereby waive for the period ending on the Waiver Date the requirements of Section 7.7 of the Credit Agreement that the Borrower and its Subsidiaries not allow Liens on any of its Property to the extent but only to the extent of Liens not securing amounts in excess in the aggregate of $2,500,000.  The waiver in this Section 2(d) is effective only with respect to (i) the period ending on the Waiver Date and not any other period and (ii) only with respect to Liens not securing amounts in excess in the aggregate of $2,500,000.

(e)           The Administrative Agent and the Lenders hereby waive the requirements of Section 7.9.2 of the Credit Agreement that the Borrower and its Subsidiaries not sell or otherwise transfer all or any portion of the Collateral, any Property having Collateral Value or any of its other Property to the extent of any such sale or transfer described in or made pursuant to that certain Amendment to the Construction and Field Operations Agreement Dated October 12, 1996, which document was entered into as of March 18, 2009 (the “Copano Agreement” and such sale or transfer referred to herein as the “Copano Transaction”) on the condition that (i) such closing shall occur on or before May 1, 2009 and (ii) upon the further condition that, prior to May 1, 2009, the Borrower pays to the Agent and the Lenders all accrued fees through such date on all outstanding Loans.  Furthermore, the Administrative Agent and the Lenders hereby consent to the Copano Transaction upon the terms of the Copano Agreement without other conditions, other than as specifically described in this Amendment.

Section 3.               Conditions to Effectiveness.  This Amendment shall be deemed effective as of March 30, 2009 (the “Effective Date”) following the satisfaction of the following conditions:

(a)           the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, the Administrative Agent, and the Required Lenders;

(b)           the Administrative Agent shall have received an amendment fee in an amount equal to $75,000 for the account of the Administrative Agent; and

(c)           the Borrower pays to the Administrative Agent and the Lenders the amount of any Borrowing Base Deficiency after giving effect to the changes to the Borrowing Base as provided in Section 6 of this Amendment below.

Section 4.               Representations and Warranties.  The Borrower hereby represents and warrants that after giving effect hereto:

(a)           the representations and warranties of the Borrower and each Subsidiary contained in the Loan Documents are true and correct in all material respects on and as of the date hereof, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b)           the execution, delivery and performance by the Borrower and each Subsidiary of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment, along with the Credit Agreement as amended hereby and other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c)           neither the execution, delivery and performance of this Amendment by the Borrower and each Subsidiary, the performance by them of the Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of the Borrower or any Subsidiary’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

(d)           no Material Adverse Effect has occurred and is continuing; and

(e)           no Default or Event of Default that the Administrative Agent and the Lenders have not waived in writing or that has not otherwise been disclosed to the Administrative Agent has occurred and is continuing.

Section 5.               Ratification.

(a)           This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as hereby amended, and all Obligations in connection therewith, are hereby ratified, approved and confirmed in each and every respect.  On and after the effectiveness of this Amendment in accordance with Section 4 above, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment.  This Amendment is a Loan Document.

(b)           The Borrower and each of its Subsidiaries hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of each of the

Security Documents, including without limitation all Mortgages, Pledge and Security Agreements, and Guaranties, to which it is a party.

Section 6.               Borrowing Base.  The Agent, the Lenders and the Borrower hereby agree that the Borrowing Base under the Credit Agreement has been designated at the following amounts for the following applicable periods, (unless such Borrowing Base is redetermined prior thereto in accordance with Section 2.8.4 or 2.8.5, as the case may be, of the Credit Agreement):

APPLICABLE PERIOD	BORROWING BASE
April 13, 2009 through May 31, 2009	$9,000,000
June 1, 2009 through June 30, 2009	$8,500,000
July 1, 2009 through July 31, 2009	$8,000,000
August 1, 2009 through August 31, 2009	$7,500,000
September 1, 2009 through September 30, 2009	$7,000,000
October 1, 2009 through the Next Determination or Redetermination of the Borrowing Base in accordance with the Credit Agreement	$6,500,000

Section 7.               Costs and Expenses.  As provided in Section 9.4 of the Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

Section 8.               GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED, IS BEING EXECUTED AND DELIVERED, AND WILL BE PERFORMED IN WHOLE OR IN PART, IN THE STATE OF NEW YORK, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS, EXCEPT TO THE EXTENT THE LAWS OF ANY JURISDICTION WHERE COLLATERAL IS LOCATED REQUIRE APPLICATION OF SUCH LAWS WITH RESPECT TO SUCH COLLATERAL.

Section 9.               Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 10.             Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Section 11.             No Waiver.  Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 12.             Successors and Assigns.  This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Lender hereunder, to the benefit of each Lender and the respective successors, transferees and assigns.

Section 13.             Entire Agreement.  THIS AMENDMENT, THE  CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.  FURTHERMORE, IN THIS REGARD, THIS AGREEMENT  REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date hereof.

BORROWER:

PINNACLE GAS RESOURCES, INC.

By:	/s/ Peter G. Schoonmaker
Name:	Peter G. Schoonmaker
Title:	Chief Executive Officer and President

ADMINISTRATIVE AGENT:

THE ROYAL BANK OF SCOTLAND plc,

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Vice President

LENDER:

THE ROYAL BANK OF SCOTLAND plc,

By:	Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Vice President